UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2016

Commission File Number: 0-29923

CUI Global, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders for CUI Global Inc. (“The Company”) on November 29, 2016, the Company’s shareholders: (i) elected six directors; (ii) ratified the appointment of Perkins & Company, P.C. of the BDO Seidman Alliance as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of six directors - each to a one-year term:

Nominee	For	Withheld	Broker Non-votes
William J. Clough	10,457,914	145,318	6,156,777
Thomas A. Price	9,848,176	755,056	6,156,777
Matthew M. McKenzie	10,541,559	61,673	6,156,777
Sean P. Rooney	9,847,165	756,067	6,156,777
Paul White	9,889,124	714,108	6,156,777
Corey A. Lambrecht	7,200,089	3,403,143	6,156,777

Proposal 2: Ratification of the appointment of Perkins& Company, P.C. of the BDO Seidman Alliance as the Company’s independent registered public accountants for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-votes
16,340,418	296,162	123,429	0

Proposal 3: Advisory Approval of the Company’s Executive Compensation (Say-on-Pay).

For	Against	Abstain	Broker Non-votes
10,137,229	417,271	48,732	6,156,777

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 1, 2016.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough
Chief Executive Officer/President